UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PVH Corp.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 PVH CORP. ANNUAL MEETING OF STOCKHOLDERS June 22, 2023 8:45 a.m. ET by virtual meeting at www.proxydocs.com/pvh Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 22, 2023. We are holding the Annual Meeting in a virtual format. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/pvh . You will need the control number at the top of this form to register. After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and PVH’s Annual Report on Form 10-K for the fiscal year ended January 29, 2023 are available at www.proxydocs.com/pvh . If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you to request or receive the printed meeting materials. Please make your request in accordance with the instructions on the reverse side of this Notice on or before June 10, 2023 to facilitate timely delivery. Matters intended to be acted upon at the meeting are listed below. The Board recommends a vote FOR all of the nominees in Proposal 1, FOR Proposals 2, 4, 5 and 6, and 1 YEAR for Proposal 3: 1. Election of Directors 1(a) Ajay Bhalla 1(d) George Cheeks 1(g) Amy McPherson 1(i) Edward R. Rosenfeld 1(b) Michael M. Calbert 1(e) Stefan Larsson 1(h) Allison Peterson 1(j) Judith Amanda Sourry Knox 1(c) Brent Callinicos 1(f) G. Penny McIntyre 2. Approval of the advisory resolution on executive compensation 3. Advisory vote with respect to the frequency of future advisory votes on executive compensation 4. Approval of the amendment to the Company’s Certificate of Incorporation 5. Approval of the amendments to the Company’s Stock Incentive Plan 6. Ratification of auditors 7. In their discretion, the persons named in the proxy are authorized to vote upon such other business as to properly come before the meeting THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy on the Internet at: www.proxydocs.com/pvh • Use the Internet to vote your proxy 24 hours a day, 7 days a week. • Please have this Notice available. • Follow the instructions to vote your proxy. Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via: Internet/Mobile – Access the Internet and go to www.investorelections.com/pvh . Follow the instructions to log in, and order copies. Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies. Email – Send us an email at paper@investorelections.com with “PVH Materials Request” in the subject line. The email must include: • The 11-digit control # located in the box in the upper right hand corner on the front of this notice. • Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. • If you choose email delivery you must include the email address. • If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email. Important Information about the Notice of Proxy Materials This Notice is provided to stockholders of PVH Corp. in place of the printed materials for the upcoming Annual Meeting. Information about the Notice: The Securities and Exchange Commission permits Internet-based delivery of proxy materials. Companies can send Notices, rather than printed proxy materials, to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.